Exhibit 4.1

TELLURIAN INC.
as Issuer

and

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

Indenture

Dated as of April 29, 2020

Senior Unsecured Notes Due 2021

TELLURIAN INC.

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of April 29, 2020

Section of Trust Indenture Act of 1939	Section(s) of Indenture
§310 (a)(1)	5.10
(a)(2)	5.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	5.10
(b)	5.08, 5.10
§311 (a)	5.11
(b)	5.11
(c)	Not Applicable
§312 (a)	2.07
(b)	8.03
(c)	8.03
§313 (a)	5.06
(b)	5.06
(c)	5.06
(d)	5.06
§314 (a)	3.03, 3.04
(b)	Not Applicable
(c)(1)	8.04
(c)(2)	8.04
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	8.05
§315 (a)	5.01	(b)
(b)	5.05
(c)	5.01	(a)
(d)	5.01	(c)
(d)(1)	5.01	(c)(1)
(d)(2)	5.01	(c)(2)
(d)(3)	5.01	(c)(3)
(e)	4.09
§316 (a)(1)(A)	4.03
(a)(1)(B)	4.02
(a)(2)	Not Applicable
(a)(last sentence)	2.11
(b)	4.05
§317 (a)(1)	4.06
(a)(2)	4.07
(b)	2.06
§318 (a)	8.01

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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INDENTURE (this “Indenture”) dated as of April 29, 2020 between Tellurian Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Company’s Senior Unsecured Notes due 2021, in the form attached as Exhibit A hereto, to be issued in the initial principal amount of $56,000,000 (herein called the “Securities”) as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders of the Securities, as follows:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01   Definitions.

Capitalized terms used but not defined herein shall have the meanings set forth in the form of Senior Unsecured Note Due 2021 attached as Exhibit A hereto to the extent defined therein.

“Affiliate” means with respect to any Person, means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agent” means any Registrar or Paying Agent.

“Amortization Payment Date” shall have the meaning set forth in the form of Senior Unsecured Note Due 2021 attached as Exhibit A hereto.

“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under Bankruptcy Law.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York or in the Place of Payment are authorized or required by law or executive order to close or be closed; provided, however, for clarification, the Federal Reserve Bank of New York or in the Place of Payment shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of the Federal Reserve Bank of New York or in the Place of Payment are open for use by customers on such day.

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“Capital Stock” of any Person means any and all shares of, warrants or options or similar securities that provide a right to purchase or acquire, the equity of such Person, but excluding any debt securities convertible into such equity.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person; provided, however, that for purposes of any provision contained herein which is required by the TIA, “Company” shall also mean each other obligor (if any) on the Securities.

“Company Request” means a written request signed in the name of the Company by two Officers of the Company and delivered to the Trustee.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which shall be 50 S. Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Tellurian Inc. Administrator.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“deliver” or “delivery” means the actual physical delivery of the certificated Securities to the relevant Person required hereunder, together with all endorsements.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Event of Default” shall have the meaning set forth in the Form of Senior Unsecured Note Due 2021 attached as Exhibit A hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in this Indenture and the Securities and any financial calculations required by thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.

“Government Obligations” means, with respect to the Securities, (i) direct obligations of a government that issues the currency in which the Securities are payable for the payment of which the full faith and credit of such government is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clause (i) or (ii) above, are not callable or redeemable at the option of the issuer thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such Government Obligations or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depository receipt.

“Holder” means a Person in whose name a Security is registered.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the provisions hereof, and includes the terms of the Securities, as set forth in Exhibit A hereto.

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“Issue Date” means the first date on which the Securities are originally issued under this Indenture.

“Maturity Date” shall have the meaning set forth in the Form of Senior Unsecured Note Due 2021 attached as Exhibit A hereto.

“Officer” means the Chairman of the Board, any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the Chief Administrative Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of a Person.

“Officer’s Certificate” means a certificate signed by one Officer of a Person.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or the Trustee.

“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Place of Payment” means the place or places where the principal of and premium (if any) and interest on the Securities are payable in accordance Section 3.02.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust office of the Trustee having direct responsibility for the administration of this Indenture or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning stated in the preamble of this Indenture and more particularly means the Securities issued and delivered under this Indenture in the form attached as Exhibit A hereto.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“surrender” shall have the same meaning as “deliver” in the context of the surrender of a Security.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” means each Person who is then a Trustee hereunder, and if at any time there is more than one such Person.

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“United States” means the United States of America (including the States and the District of Columbia) and its territories and possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

Section 1.02   Other Definitions.

Term	Defined in Section
“Exchange Rate”	2.11
“Judgment Currency”	4.08
“Paying Agent”	2.05
“Registrar”	2.05
“Required Currency”	4.08

Section 1.03   Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“default” mean an Event of Default.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

Section 1.04   Rules of Construction.

Unless the context otherwise requires:

(1)       a term has the meaning assigned to it;

(2)       an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)       “or” is not exclusive;

(4)       words in the singular include the plural, and in the plural include the singular;

(5)       provisions apply to successive events and transactions;

(6)       all references in this instrument to Articles and Sections are references to the corresponding Articles and Sections in and of this instrument;

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(7)       the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Indenture as a whole; and

(8)       references herein to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof.

ARTICLE II
THE SECURITIES

Section 2.01   Aggregate Principal Amount.

The aggregate principal amount of Securities that may be delivered under this Indenture is $56,000,000. The Securities shall be issuable in denominations of $1,000 or any integral multiple of $1,000 in excess thereof. The Securities shall be substantially identical except as to denomination and except as may otherwise be provided in the Securities.

Section 2.02   Incorporation by Reference.

The terms of the Securities set forth in the Form of Senior Unsecured Note Due 2021 attached as Exhibit A hereto are part of this Indenture and are incorporated into this Indenture by reference.

Section 2.03   Forms Generally.

The Securities shall be in the form set forth in Exhibit A hereto.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution thereof.

Section 2.04   Execution, Delivery and Dating.

One Officer of the Company shall sign the Securities on behalf of the Company by manual signature.

If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Security is executed, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until executed by the manual signature of an Officer of the Company, which signature shall be conclusive evidence that the Security has been executed under this Indenture.

Each Security shall be dated the Issue Date.

Section 2.05   Registrar and Paying Agent.

The Company shall maintain an office or agency for the Securities where the Securities may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Securities may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

The Company may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Company may change any Paying Agent or Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Company or any Subsidiary shall act as such.

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The Company initially appoints itself as the Registrar and Paying Agent.

The Trustee shall have no responsibility or liability for the acts or omissions of the Company or any other Registrar or Paying Agent and shall be entitled to conclusively rely on information provided to it by the Company, any Registrar or Paying Agent, without liability.

Section 2.06   Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Securities and will notify in writing the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. Each Paying Agent shall otherwise comply with TIA § 317(b).

Section 2.07   Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar with respect the Securities, the Company shall furnish to the Trustee at least five Business Days before each Amortization Date with respect to the Securities and at such other times as the Trustee may request, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Securities and the outstanding principal balance on each Security, and the Company shall otherwise comply with TIA § 312(a).

Section 2.08   Transfer and Exchange.

Except as provided under the terms of the Securities, as set forth in Exhibit A hereto:

When the Securities are presented to the Registrar with the request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements and the requirements of this Indenture and the Securities for such transactions are met; provided, however, that the Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing, on which instruction the Registrar can rely.

To permit registrations of transfers and exchanges, the Company shall execute the Securities at the Registrar’s written request. No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges).

Section 2.09   Replacement Securities.

The replacement of any Securities shall be governed by the terms of Securities, as set forth in Exhibit A hereto.

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Section 2.10   Outstanding Securities.

The Securities outstanding at any time are all the Securities executed and delivered by the Company except for those canceled by it and those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a holder in due course.

If the principal amount of any Security is considered paid under Section 3.01, it ceases to be outstanding and interest on it ceases to accrue.

A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

Section 2.11   Original Issue Discount, Foreign-Currency Denominated and Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, (a) the principal amount of an a Security shall be the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof pursuant to Section 4.01 and (b) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded, except that, for the purpose of determining whether the Trustee shall be protected in relying upon any such direction, amendment, supplement, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.12   Cancellation.

The Company at any time may cancel any Securities surrendered for registration of transfer, exchange, payment, redemption, replacement or cancellation. The Registrar and the Paying Agent shall forward to the Company any Securities surrendered to them for registration of transfer, exchange, payment or redemption. The Company may not issue new Securities to replace Securities that have been paid or that have been cancelled.

Section 2.13   Payments; Defaulted Interest; Computation of Interest

Payments to the Holders (including but not limited to prepayments), default interest and the computation of interest shall be governed by the terms of the Securities, as set forth in Exhibit A hereto.

ARTICLE III
COVENANTS

Section 3.01   Payment of Securities.

The Company shall pay the principal of or premium (if any) and interest on the Securities on the dates and in the manner provided in the Securities. Upon the payment in full of the Securities, the Company shall provide notice thereof to the Trustee and shall comply with Section 6.01 of the Indenture to cause the satisfaction and discharge of the Indenture.

Section 3.02   Maintenance of Office or Agency.

The Company will maintain in each Place of Payment for the Securities an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where the Securities may be presented for registration of transfer or exchange, where the Securities may be presented for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Unless otherwise designated by the Company by written notice to the Trustee, such office or agency shall be the principal office of the Company, which on the date hereof is located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served principal office of the Company.

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The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for the Securities for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 3.03   SEC Reports; Financial Statements.

(a)       The Company shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If this Indenture is qualified under the TIA, but not otherwise, the Company shall also comply with the provisions of TIA § 314(a).

(b)       The Company intends to file the reports, information and documents referred to in Section 3.03(a) hereof with the SEC in electronic form pursuant to Regulation S-T promulgated by the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Company shall notify the Trustee in the manner prescribed herein of each such filing. Compliance with the foregoing shall constitute delivery by the Company of such reports to the Trustee in compliance with the provisions of TIA § 314(a). The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee pursuant to this Section 3.03 shall be solely for the purposes of compliance with this Section 3.03 and with TIA § 314(a). The Trustee’s receipt of such reports, information and documents shall not constitute notice to it of the content thereof or of any matter determinable from the content thereof, including the Company’s compliance with any of their covenants hereunder, as to which the Trustee is entitled to rely upon Officer’s Certificates.

Section 3.04   Compliance Certificate.

(a)       The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company beginning with the year ending December 31, 2020, a statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, which need not constitute an Officer’s Certificate, complying with TIA § 314(a)(4) and stating that in the course of performance by the signing Officer of his duties as such Officer of the Company, he would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Company of its obligations under this Indenture, and further stating that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)       The Company shall, so long as the Securities are outstanding, deliver to the Trustee, as soon as practicable, but in no event more than five Business Days after an Event of Default, the Event of Default Notice described in Section 10(C) of the Securities.

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ARTICLE IV
DEFAULTS AND REMEDIES

Section 4.01   Events of Default; Acceleration; Other Remedies

Events of Default and the terms of acceleration and other remedies for the Holders upon an Event of Default shall be governed by the terms of the Securities, as set forth in Exhibit A hereto.

Section 4.02   Waiver of Defaults.

Subject to Sections 4.05 and 7.02, the Holders of a majority in principal amount of the then-outstanding Securities by notice to the Trustee may waive an existing or past Default or Event of Default, and its consequences (including waivers obtained in connection with a tender offer or exchange offer for the Securities or a solicitation of consents in respect of the Securities, provided that in each case such offer or solicitation is made to all Holders of then-outstanding Securities). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 4.03   Control by Majority.

The Holders of a majority in principal amount of the then-outstanding Securities may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it relating to or arising under an Event of Default or exercising any trust or power conferred on it not relating to or arising under an Event of Default. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed necessary by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to security or indemnification satisfactory to it in its sole discretion from Holders directing the Trustee against all losses, liabilities and expenses caused by taking or not taking such action.

Section 4.04   Limitations on Suits.

Subject to Section 4.05 hereof and Section 10(D) of the form of Senior Unsecured Note Due 2021 attached as Exhibit A hereto, a Holder of a Security may pursue a remedy with respect to this Indenture or the Securities only if:

(1)       the Holder gives to the Trustee written notice of a continuing Event of Default;

(2)       the Holders of at least 25% in principal amount of the then-outstanding Securities make a written request to the Trustee to pursue the remedy;

(3)       such Holder or Holders offered and if requested, provided, to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)       the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)       during such 60-day period, the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

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Section 4.05  Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates as provided in Section 4.04, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 4.06  Collection Suit by Trustee.

If an Event of Default specified in Section 10(i) of the Securities occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal, premium (if any) and interest remaining unpaid on the Securities affected by the Event of Default, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 4.07  Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.08  Priorities.

If the Trustee collects any money or property pursuant to this Article IV, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 5.07;

Second: to Holders for amounts due and unpaid on the Securities in respect of which or for the benefit of which such money or property has been collected, for principal, premium (if any) and interest ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

Third: to the Company.

The Trustee, upon prior written notice to the Company, may fix record dates and payment dates for any payment to Holders pursuant to this Article IV.

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Section 4.09  Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 4.09 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 4.05, or a suit by a Holder or Holders of more than 10% in principal amount of the then-outstanding Securities.

ARTICLE V
TRUSTEE

Section 5.01  Duties of Trustee.

(a)       If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)       Except during the continuance of an Event of Default:

(1)       the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture.

(c)       The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)       this paragraph does not limit the effect of Section 5.01(b);

(2)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)       the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.03.

(d)       Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 5.01.

(e)       No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security or indemnity satisfactory to it against any loss, liability or expense.

(f)       The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of and premium (if any) and interest on the Securities.

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Section 5.02  Rights of Trustee.

(a)       The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)       Before the Trustee acts or refrains from acting, it may require instruction, an Officer’s Certificate or an Opinion of Counsel or both to be provided. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officer’s Certificate or Opinion of Counsel. The Trustee may consult at the Company’s expense with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)       The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)       The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)       Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)       The Trustee shall not be charged with knowledge of any Default or Event of Default, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee by the Company or by any Holder of the Securities, and such notice references the Securities and this Indenture and states that it is a notice of Default or Event of Default.

(g)       The permissive rights of the Trustee enumerated herein shall not be construed as duties and, with respect to such permissive rights, the Trustee shall not be answerable for other than its willful misconduct.

(h)       The Trustee shall be entitled to request and receive written instructions from the Company (prior to an Event of Default) or the Holders of a majority in principal amount of the Securities (after an Event of Default) and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Trustee in accordance with the written direction of such Person(s).

(i)       In no event shall the Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)       The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility;

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Section 5.03  May Hold Securities.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections 5.10 and 5.11.

Section 5.04  Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent and it shall not be responsible for any statement or recital herein or any statement in the Securities.

Section 5.05  Notice of Defaults.

If a Default or Event of Default occurs and is continuing and it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of the Securities a notice of the Default or Event of Default within 90 days after it obtains such knowledge. Except in the case of a Default or Event of Default in payment of principal of, premium (if any) and interest on the Securities, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of Securities.

Section 5.06  Reports by Trustee to Holders.

Within 60 days after each April 15 of each year after the execution of this Indenture, the Trustee shall mail to the Holders and the Company a brief report dated as of such reporting date that complies with TIA § 313(a); provided, however, that if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date with respect to the Securities, no report need be transmitted to Holders of Securities. The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports if and as required by TIA §§ 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders of the Securities shall be filed by the Company with the SEC and each securities exchange, if any, on which the Securities are listed. The Company shall notify the Trustee if and when the Securities are listed on any securities exchange.

Section 5.07  Compensation and Indemnity.

The Company agrees to pay to the Trustee for its acceptance of this Indenture and services hereunder such compensation as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company hereby agrees to indemnify and hold harmless the Trustee and any predecessor Trustee against any and all costs, fees (including attorney’s fees), loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including those incurred with respect to enforcement of its right to indemnity hereunder), except as set forth in the next following paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel and the Company shall pay the fees and reasonable expenses of such counsel. The Company need not pay for any settlement made without its consent.

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The Company shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence or willful misconduct.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 10(A)(xv) or 10(A)(xvi) of the Securities occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

As security for the performance of the obligations of the Company pursuant to this Section 5.07, the Company and the Holders agree that the Trustee for the Securities shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such.

The obligations of the Company under this Section 5.07 shall survive the resignation or removal of the Trustee and the satisfaction or discharge of this Indenture.

Section 5.08  Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 5.08.

The Trustee may resign and be discharged at any time by so notifying the Company. The Holders of a majority in principal amount of the then-outstanding Securities may remove the Trustee by providing no less than 30 calendar days’ prior written notice to the Trustee,, specifying the date upon which such termination shall take effect and may appoint a successor Trustee, with the Company’s written consent, which consent will not be unreasonably withheld.. The Company may remove the Trustee if:

(1)       the Trustee fails to comply with Section 5.10;

(2)       the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)       a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

(4)       the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee . Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities then-outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee (at the expense of the Company), the Company or the Holders of at least 10% in principal amount of the then-outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 5.10, any Holder of the Securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

In case of the appointment of a successor Trustee, each successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers, immunities, privileges and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 5.07.

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Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 5.08, the obligations of the Company under Section 5.07 shall continue for the benefit of the retiring Trustee or Trustees.

Section 5.09  Successor Trustee by Merger, etc.

Subject to Section 5.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.

Section 5.10  Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

The Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA § 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).

Section 5.11  Preferential Collection of Claims Against the Company.

The Trustee is subject to and shall comply with the provisions of TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VI
DISCHARGE OF INDENTURE

Section 6.01  Termination of the Company’s Obligations.

(a)       This Indenture shall terminate and cease to be of further effect (except that the Company’s obligations under Section 5.07, the Trustee’s and Paying Agent’s obligations under Section 6.03 and the rights, powers, protections and privileges accorded the Trustee under Article V shall survive), and the Trustee, on demand of the Company, shall execute such instruments acknowledging the satisfaction and discharge of this Indenture, when:

(1)       either:

(A)       all outstanding Securities theretofore executed by the Company and issued (other than destroyed, lost or stolen Securities that have been replaced or paid) have been cancelled or delivered to the Company for cancellation; or

(B)       all outstanding Securities not theretofore cancelled have become due and payable (whether on a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed, and, in the case of clause (A) and (B) above, the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent, in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding;

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(2)       the Company has paid or caused to be paid all other sums payable by it hereunder; and

(3)       the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, together with an Opinion of Counsel to the same effect.

Section 6.02  Application of Trust Money.

The Trustee, Paying Agent,(or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee, acting for the Trustee for this purpose)shall hold in trust money or Government Obligations deposited with it pursuant to Section 6.01 hereof. It shall apply the deposited money and the money from Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium (if any) and interest on the Securities with respect to which the deposit was made.

Section 6.03  Repayment to Company.

The Trustee and the Paying Agent shall promptly pay to the Company any excess money or Government Obligations (or proceeds therefrom) held by them at any time upon the written request of the Company.

Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium (if any) or interest that remain unclaimed for two years after the date upon which such payment shall have become due. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

Section 6.04  Reinstatement.

If the Paying Agent is unable to apply any money or Government Obligations deposited with respect to the Securities in accordance with Section 6.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture with respect to the Securities and under the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 6.01; provided, however, that if the Company has made any payment of principal of, premium (if any) or interest on the Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or the Paying Agent.

ARTICLE VII
SUPPLEMENTAL INDENTURES AND AMENDMENTS

Section 7.01  Without Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture or the Securities or waive any provision hereof or thereof without the consent of any Holder:

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(1)       to cure any ambiguity, omission, defect or inconsistency; provided, however, that any such action shall not adversely affect the interest of the Holders of the Securities in any material respect;

(2)       to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)       to comply with any requirement in order to effect or maintain the qualification of this Indenture under the TIA;

(4)       to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities pursuant to Section 6.01; provided, however, that any such action shall not adversely affect the interest of the Holders of the Securities in any material respect; or

(5)       to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 5.08.

Upon the request of the Company, accompanied by a Board Resolution, and upon receipt by the Trustee of the documents described in Section 7.05, the Trustee shall, subject to Section 7.05, join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained.

Section 7.02  With Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture with the consent (including consents obtained in connection with a tender offer or exchange offer for the Securities or a solicitation of consents in respect of the Securities, provided that in each case such offer or solicitation is made to all Holders of then-outstanding Securities ) of the Holders of at least a majority in principal amount of the then-outstanding Securities.

Upon the request of the Company, accompanied by a Board Resolution, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.05, the Trustee shall, subject to Section 7.05, join with the Company in the execution of such amendment or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 7.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Holders of a majority in principal amount of the then-outstanding Securities may waive compliance in a particular instance by the Company with any provision of this Indenture (including waivers obtained in connection with a tender offer or exchange offer for the Securities or a solicitation of consents in respect of the Securities, provided that in each case such offer or solicitation is made to all Holders of the then-outstanding Securities).

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of the Securities with respect to which such consent is required or sought as of a date identified by the Company in a notice furnished to Holders in accordance with the terms of this Indenture.

After an amendment, supplement or waiver under this Section 7.02 becomes effective, the Company shall mail to the Holders of the Securities a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

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Section 7.03  Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

Section 7.04  Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before a date and time therefor identified by the Company in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date (which need not comply with TIA § 316(c)) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder.

Section 7.05  Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive, in addition to the documents required by Section 8.04, and, subject to Section 5.01 hereof, shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel provided at the expense of the Company to the effect that such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE VIII
MISCELLANEOUS

Section 8.01  Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA § 318(c), the imposed duties shall control.

Section 8.02  Notices.

Any notice or communication to the Company or the Trustee will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission (including e-mail) or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

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If to the Company:

Tellurian Inc.

1201 Louisiana Street, Suite 3100

Houston, TX 77002

Attention: Graham A. McArthur, Treasurer

Email: legal.notices@tellurianinc.com; treasury@tellurianinc.com

If to the Trustee:

Wilmington Trust, National Association

50 S. Sixth Street, Suite 1290

Minneapolis, MN 55408

Attn: Tellurian Inc. Administrator
Facsimile: 612-217-5651

The Company, the Trustee or any Agent by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if by facsimile; upon receipt, when sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that notices to the Trustee shall be deemed to be given only upon actual receipt.

Any notice or communication to a Holder shall duly given if in writing and delivered by e-mail to the Holder’s address set forth in the register kept by the Registrar. Failure to e-mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notice to the Trustee, it is duly given only when received.

If the Company delivers a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

All notices or communications, including without limitation notices to the Trustee or the Company by Holders, shall be in writing, except as otherwise set forth herein.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 8.03  Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

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Section 8.04  Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee at the expense of the Company:

(1)       an Officer’s Certificate (which shall include the statements set forth in Section 8.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)       an Opinion of Counsel (which shall include the statements set forth in Section 8.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 8.05  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(1)       a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)       a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)       a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 8.06  Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.

Section 8.07  No Recourse Against Others.

A director, officer, employee, stockholder, partner or other owner of the Company or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities or for any obligations of the Company or the Trustee under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of Securities.

Section 8.08  Governing Law; Jurisdiction; Waiver of Jury Trial .

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF NEW YORK REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

The parties hereby (i) irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

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Each of the parties hereto hereby waives the right to trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Indenture

Section 8.09  No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 8.10  Successors.

All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 8.11  Severability; Entire Agreement.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby. This Indenture and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

Section 8.12  Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.

Section 8.13  Table of Contents, Headings, etc.

The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

8.14       The words “execution,” “signed,” “signature,” and words of similar import in this Indenture and the Securities shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

TELLURIAN INC.

By:	/s/ Graham McArthur
Name: Graham McArthur
Title: Senior Vice President and Treasurer

Wilmington Trust, National Association, as Trustee

By:	/s/ Hallie E. Field
Name: Hallie E. Field
Title: Vice President

Exhibit A

Form of Senior Unsecured Note Due 2021

[Attached.]

TELLURIAN INC.

Senior Unsecured Note due 2021

Certificate No. [       ]

Tellurian Inc., a Delaware corporation (the “Company”), for value received, promises to pay to High Trail Investments SA LLC (the “Initial Holder”), or its registered assigns, the principal sum of fifty-six million dollars ($56,000,000) (such principal sum, the “Principal Amount”), and to pay any outstanding Default Interest thereon, on June 1, 2021, all as provided in and subject to the terms and other provisions of this Note, including the earlier amortization, redemption, repurchase or conversion of this Note.

This Note has been issued pursuant to that certain Indenture, dated as of April [_], 2020 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee. The terms of this Note include those stated in the Indenture.

Additional provisions of this Note are set forth on the other side of this Note.

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTE BY CONTACTING THE COMPANY AT 1201 LOUISIANA STREET, SUITE 3100, HOUSTON, TX 77002.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Tellurian Inc. has caused this instrument to be duly executed as of the date set forth below.

TELLURIAN INC.

Date: April [ · ], 2020	By:
Name:
Title:

[Signature Page to Senior Unsecured Note due 2021, Certificate No. [_]]

TELLURIAN INC.

Senior Unsecured Note due 2021

This Note (this “Note” and, collectively with any Note issued in exchange therefor or in substitution thereof, the “Notes”) is issued by Tellurian Inc., a Delaware corporation (the “Company”), and designated as its “Senior Unsecured Note due 2021.”

This Note is subject to the terms of the Indenture.

SECTION 1. DEFINITIONS.

Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture to the extent defined therein.

“Affiliate” means with respect to any Person, means as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Amortization Date” means, with respect to the Note, (A) the first (1st) calendar day of each month beginning on June 1, 2020; and (B) if not otherwise included in clause (A), the Maturity Date.

“Amortization Payment” means, (A) with respect to the Amortization Date on June 1, 2020, three million five hundred thousand dollars ($3,500,000), (B) with respect to Amortization Dates after June 1, 2020 up to and including October 1, 2020, five million dollars ($5,000,000) each, (C) with respect to the Amortization Date on November 1, 2020, four million five hundred thousand dollars ($4,500,000) and (D) with respect to Amortization Dates after November 1, 2020 up to and including the Maturity Date, four million dollars ($4,000,000) each; provided, that the Holder and the Company may agree to decrease or increase the size of any Amortization Payment by mutual written consent.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Applicable Law” means with respect to any Person, property, or matter, any of the following applicable thereto: any constitution, writ, injunction, statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, court decision, authorization, approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction, or any similar form of decision of, or determination by, or any interpretation or administration of, any of the foregoing, by any governmental authority, whether in effect as of the date hereof or thereafter and in each case as amended.

“ATM Issuance” means an Equity Issuance (i) pursuant to that certain Amended and Restated Distribution Agency Agreement, dated as of January 21, 2020, by and between the Company and Credit Suisse Securities (USA) LLC, (ii) pursuant to that certain Distribution Agency Agreement, dated as of March 2, 2020, among the Company, Raymond James & Associates, Inc. and T.R. Winston & Company, LLC or (iii) that is otherwise an “at the market offering” within the meaning of Rule 415(a)(4) of the Securities Act.

“Authorized Denomination” means, with respect to the Notes, a Principal Amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Combination Event” has the meaning set forth in Section 9.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York or the Place of Payment is authorized or required by law or executive order to close or be closed; provided, however, for clarification, the Federal Reserve Bank of New York or in the Place of Payment shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of the Federal Reserve Bank of New York or in the Place of Payment are open for use by customers on such day.

“Capital Lease” means, with respect to any Person, any leasing or similar arrangement conveying the right to use any property, whether real or personal property, or a combination thereof, by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares of, warrants or options or similar securities that provide a right to purchase or acquire, the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” means all cash and liquid funds.

“Cash Equivalents” means, as of any date of determination, any of the following: (A) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (B) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (C) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service; (D) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any State thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (E) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (A) and (B) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either Standard & Poor’s Corporation or Moody’s Investors Service.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock, $0.01 par value per share, of the Company.

“Common Stock Change Event” has the meaning set forth in Section 10(D)(iv).

“Company” has the meaning assigned to such term in the preamble.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (A) any Indebtedness or other obligations of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (B) any obligations with respect to undrawn letters of credit; and (C) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement

“Conversion Consideration” has the meaning set forth in Section 10(D)(iii)(1).

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 10(D)(ii)(1) to convert such Note are satisfied.

“Conversion Settlement Date” has the meaning set forth in Section 10(D)(iii)(3).

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country.

“Covering Price” has the meaning set forth in Section 10(D)(iii)(5).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TELL <EQUITY> VAP” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Interest” has the meaning set forth in Section 4(C).

“Defaulted Shares” has the meaning set forth in Section 10(D)(iii)(5).

“Disqualified Institutions” means the entities listed on Exhibit E of the Securities Purchase Agreement.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(A)  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(B)  is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the issuer or a Subsidiary; provided that any such conversion or exchange will be deemed an incurrence of Indebtedness or Disqualified Stock, as applicable); or

(C)  is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (A), (B) and (C), at any point prior to the one hundred eighty-first (181st) day after the Maturity Date.

“Driftwood LP” means Driftwood Holdings LP (f/k/a Driftwood Holdings LLC), a Delaware limited partnership.

“Driftwood Credit Agreement” means that certain Credit and Guaranty Agreement, dated as of May 23, 2019, by and among Driftwood LP, the Company, the other guarantors party thereto, the lenders party thereto and Wilmington Trust, National Association, as administrative agent, as amended, restated, supplemented or otherwise modified prior to the date hereof.

“DTC” means The Depository Trust Company.

“Eligible Exchange” means any of The New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Equipment” means all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Equity Issuance shall mean any issuance or sale by the Company of shares of Capital Stock of the Company, or securities convertible into shares of Capital Stock of the Company, for cash consideration; provided that in no event shall an Equity Issuance include (i) Capital Stock issued in connection with equity compensation under the Company’s equity incentive plans, (ii) any Capital Stock issuance upon the exercise of or pursuant to the terms of warrants issued on or prior to the Issue Date, as such warrants have been amended, restated or otherwise modified on or prior to the date hereof or otherwise amended, restated or otherwise modified in a manner not adverse to the Holders; or (iii) any Capital Stock issuance to the Holders pursuant to the Transaction Documents .

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” has the meaning set forth in Section 10(A).

“Event of Default Acceleration Amount” means, with respect to the delivery of a notice pursuant to Section 10(B)(ii) declaring this Note to be due and payable immediately on account of an Event of Default, a cash amount equal to one hundred fifteen percent (115%) of the then outstanding Principal Amount of this Note.

“Event of Default Conversion Period” has the meaning set forth in Section 10(D)(i).

“Event of Default Conversion Price” means, with respect to the conversion of this Note (or any portion of this Note), the greater of (A) the Floor Price and (B)  seventy five percent (75%) of the lowest Daily VWAP per share of Common Stock during the ten (10) consecutive VWAP Trading Days ending on, and including, such Conversion Date (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day).

“Event of Default Conversion Rate” means, with respect to the conversion of this Note (or any portion of this Note), an amount (rounded to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward)) equal to (A) one thousand dollars ($1,000) divided by (B) the Event of Default Conversion Price applicable to such conversion.

“Event of Default Conversion Trigger Notice” has the meaning set forth in Section 10(D)(i).

“Event of Default Notice” has the meaning set forth in Section 10(C).

“Excess Shares” has the meaning set forth in Section 7(A).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Floor Price” means thirty cents ($0.30); provided, however, that such amount shall be proportionately increased if the Company combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares and shall be proportionately decreased (but not below the par value of such shares) in the event the Company subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares.

“Freely Tradable” means, with respect to any shares of Common Stock issued or issuable pursuant to this Note, that (A) such shares would be eligible to be offered, sold or otherwise transferred by the Holder pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and without any requirement for registration under any state securities or “blue sky” laws; or (B) such shares are (or, when issued, will be) (i) represented by book-entries at DTC and identified therein by an “unrestricted” CUSIP number; (ii) not represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (iii) listed and admitted for trading, without suspension or material limitation on trading, on an Eligible Exchange; and (C) no delisting or suspension by such Eligible Exchange has been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by a writing by such Eligible Exchange.

“Fundamental Change” means any of the following events:

(A)       a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, its Wholly Owned Subsidiaries or a Permitted Holder, or the employee benefit plans of the Company or its Wholly Owned Subsidiaries, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(B)       the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person (other than solely to one or more of the Company’s Wholly Owned Subsidiaries); or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Stock); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s voting common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of voting common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C)       the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D) the Common Stock ceases to be listed on any Eligible Exchange.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Base Repurchase Price” means, with respect to this Note (or any portion of this Note) to be repurchased upon a Repurchase Upon Fundamental Change, a cash amount equal to one hundred and five percent (105%) of the then outstanding Principal Amount of this Note (or portion thereof).

“Fundamental Change Notice” has the meaning set forth in Section 6(C).

“Fundamental Change Repurchase Date” means the date as of which this Note must be repurchased for cash in connection with a Fundamental Change, as provided in Section 6(B).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase this Note (or any portion of this Note) upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 6(D).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided the definitions set forth in this Note and any financial calculations required by thereby shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the date hereof.

“Holder” means the person in whose name this Note is registered on the books of the Company, which initially is the Initial Holder.

“Indebtedness” means indebtedness of any kind, including, without duplication (A) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within one hundred eighty (180) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (B) all obligations evidenced by notes, bonds, debentures or similar instruments, (C) all Capital Lease Obligations, (D) all Contingent Obligations, and (E) Disqualified Stock.

“Indenture” means that certain Indenture, dated as of April [_], 2020, between the Company and the Trustee.

“Initial Holder” has the meaning set forth in the cover page of this Note.

“Intellectual Property” means all of the Company’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; the Company’s applications therefor and reissues, extensions, or renewals thereof; and the Company’s goodwill associated with any of the foregoing, together with the Company’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.

“Issue Date” means April [ · ], 2020.

“License” means any Copyright License, Patent License, Trademark License or other written license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest; provided, that licenses, strain escrows and similar provisions in collaboration agreements, research and development agreements that do not create or purport to create a security interest, encumbrance, levy, lien or charge of any kind shall not be deemed to be Liens for purposes of this Note.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts traded on such exchange or market relating to the Common Stock.

“Maturity Date” means June 1, 2021.

“Maximum Percentage” has the meaning set forth in Section 7(A).

“Note” has the meaning assigned to such term in the preamble.

“Other Holder” means any person in whose name any Other Note is registered on the books of the Company.

“Other Notes” means any Notes that are of the same class of this Note and that are represented by one or more certificates other than the certificate representing this Note.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States or any other country.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement the Company now holds or hereafter acquires any interest.

“Permitted Holder” means: (a) Charif Souki; (b) Martin Houston; (c) Meg Gentle; and (d) Total S.A. or its affiliates.

“Permitted Indebtedness” means (A) Indebtedness evidenced by this Note; (B) Indebtedness disclosed pursuant to the Securities Purchase Agreement, as in effect as of the Issue Date (including all other Indebtedness accrued in the balance sheet included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019); (C) Indebtedness of up to one million dollars ($1,000,000) outstanding at any time secured by a Lien described in clause (G) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment and related expenses financed with such Indebtedness; (D) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (E) Indebtedness that also constitutes a Permitted Investment; (F) Subordinated Indebtedness of the Company; (G) reimbursement obligations in connection with letters of credit or similar instruments that are secured by Cash or Cash Equivalents and issued on behalf of the Company or a Subsidiary thereof in an aggregate amount not to exceed five hundred thousand dollars ($500,000) at any time outstanding; (H) Indebtedness incurred as a result of permitted payments in kind under the Driftwood Credit Agreement; (I) Indebtedness incurred by Tellurian International Holdings Ltd. (U.K.) and its Subsidiaries, including in respect of obligations for letters of credit and working capital, in each case, to support the acquisition of liquefied natural gas, (J) Indebtedness amongst the Company and its Wholly Owned Subsidiaries; (K) any Indebtedness incurred by Company or any of its Subsidiaries to, or guaranteed, in part or in whole, by, any governmental authority, extended or under the Coronavirus Aid, Relief and Economic Security (“CARES”) Act, the Small Business Act, 15 USC Secs 632 et seq, and any loan or grant programs made available to the Company of any of its Subsidiaries under any financial support or funding program sponsored, funded, or guaranteed, in whole or in part, by any Federal Reserve Bank or the Board of Governors of the Federal Reserve Bank, or any federal, state or local governmental authority or body; (L) convertible debt or other equity-linked securities of the Company or Tellurian Investments, Inc., in each case, convertible into or linked to Capital Stock of the Company, in an aggregate amount at any time not to exceed $200,000,000, in each case so long as such Indebtedness does not have a final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation for cash or put right for cash at the option of the lender or holder of such Indebtedness earlier than one hundred eighty-one (181) days following the Maturity Date other than as a result of a transaction constituting a Fundamental Change, to the extent that terms of such debt or securities provide that they will not be required to be redeemed, repurchased or otherwise paid unless such redemption, repurchase or payment is permitted hereunder (including as a result of a consent or waiver hereunder) or until the Notes have been paid in full; (M) without duplication of the foregoing, (x) with respect to ProductionCo and its Subsidiaries, any Indebtedness of ProductionCo and its Subsidiaries permitted under Section 8.1 of the ProductionCo Credit Agreement and (other than clause (e) thereof, except to the extent the Indebtedness pursuant to such clause constitutes Subordinated Indebtedness; and subject to the limitations set forth in Section 6.02(i) of the Driftwood Credit Agreement) (y) without duplication of the preceding clause (x), with respect to the Company or any Subsidiary thereof, any Indebtedness permitted under or not prohibited by Section 6.02 of the Driftwood Credit Agreement (other than clause (g) thereof, except to the extent the Indebtedness pursuant to such clause constitutes Subordinated Indebtedness), (N) Contingent Obligations that are guarantees of Indebtedness described in clauses (A) through (E) and (G) through (M); and (O) extensions, refinancings and renewals of any items of Permitted Indebtedness (other than any Indebtedness repaid with the proceeds of this Note), provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the Company or its Subsidiary, as the case may be, and provided further, that if the lender of any such proposed extension, refinancing or renewal of Permitted Indebtedness incurred hereunder is different from the lender of the Permitted Indebtedness to be so extended, refinanced or renewed then, in addition to the foregoing proviso, such Permitted Indebtedness shall also not have a final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation or put right at the option of the lender or holder of such Indebtedness earlier than one hundred eighty-one (181) days following the Maturity Date.

“Permitted Intellectual Property Licenses” means Intellectual Property (A) licenses in existence at the Issue Date and (B) non-perpetual licenses granted in the ordinary course of business on arm’s length terms consisting of the licensing of technology, the development of technology or the providing of technical support which may include licenses with unlimited renewal options solely to the extent such options require mutual consent for renewal or are subject to financial or other conditions as to the ability of licensee to perform under the license; provided such license was not entered into during continuance of a Default or an Event of Default.

“Permitted Investment” means: (A) Investments disclosed in public filings; (B) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (iv) money market accounts; (C) Investments accepted in connection with Permitted Transfers; (D) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of the Company’s business; (E) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers in the ordinary course of business and consistent with past practice, provided that this subparagraph (E) shall not apply to Investments of the Company in any Subsidiary; (F) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of Capital Stock of the Company pursuant to employee stock purchase plans or other similar agreements approved by the Company’s Board of Directors; (G) Investments consisting of travel advances in the ordinary course of business; (H) Investments in Wholly Owned Subsidiaries; (I) Permitted Intellectual Property Licenses; (J) additional Investments that do not exceed fifty thousand dollars ($50,000) in the aggregate in any twelve (12) month period; (K) Investments in shares of UK Oil & Gas PLC owned as of the date hereof by the Company or any of its Subsidiaries; and (L) without duplication of the foregoing, (x) with respect to ProductionCo and its Subsidiaries, any Investments of ProductionCo and its Subsidiaries permitted under Section 8.6 of the ProductionCo Credit Agreement (subject to the limitation set forth in clause (g) of the definition of “Permitted Investment” in the Driftwood Credit Agreement) and (y) without duplication of the preceding clause (x), with respect to the Company or any Subsidiary thereof, any Investments permitted Section 6.04 of the Driftwood Credit Agreement.

“Permitted Liens” means any and all of the following: (A) Liens in favor of Holder; (B) Liens disclosed in public filings; (C) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that the Company maintains adequate reserves therefor in accordance with GAAP; (D) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of business; provided, that the payment thereof is not yet required; (E) Liens arising from judgments, decrees or attachments in circumstances which do not constitute a Default or an Event of Default hereunder; (F) the following deposits, to the extent made in the ordinary course of business: deposits under workers’ compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (G) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with Capital Leases securing Indebtedness permitted in clause (C) of “Permitted Indebtedness”; (H) leasehold interests in leases or subleases and licenses granted in the ordinary course of the Company’s business and not interfering in any material respect with the business of the licensor and Permitted Intellectual Property Licenses; (I) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (J) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets); (K) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (L) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (M) Liens on Cash or Cash Equivalents securing obligations permitted under clause (D) and (G) of the definition of Permitted Indebtedness; (N) Liens securing obligations permitted under clause (J) of the definition of Permitted Indebtedness; (O) without duplication of the foregoing, (x) with respect to ProductionCo and its Subsidiaries, any Liens of ProductionCo and its Subsidiaries permitted under Section 8.3 of the ProductionCo Credit Agreement (subject to the limitation set forth in Clause (m) of the definition of “Permitted Liens” in the Driftwood Credit Agreement) and (y) without duplication of the preceding clause (x), with respect to the Company or any Subsidiary, any Liens permitted or not prohibited by Section 6.03 of the Driftwood Credit Agreement; and (P) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (A) through (O) above (other than any Indebtedness repaid with the proceeds of this Note); provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Restricted Payments” means, with respect to any Person, any of the following: (A) repurchases, redemptions, dividends or distributions made in the form of the Capital Stock of such Person; (B) payment in lieu of fractional shares of the Capital Stock of such Person in connection with any dividend, split, or combination thereof; (C) payments made or expected to be made in respect of withholding or similar taxes payable upon exercise of the Capital Stock of such Person by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or permitted transferees), and any repurchases of such Capital Stock deemed to occur upon exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants or required withholding or similar taxes; (D) repurchases, redemptions, dividends or distributions in accordance with incentive compensation plans approved by such Person’s Board of Directors (or equivalent governing body); (E) repurchases, redemptions, dividends or distributions in respect of (i) an exercise of the warrant shares under or pursuant to the terms of the Amended and Restated Common Stock Purchase Warrant, dated as of March 23, 2020, issued by the Company to Nineteen77 Capital Solutions A LP, as amended, restated or otherwise modified from time to time on or prior to the date hereof or otherwise amended, restated or otherwise modified in a manner not adverse to the Holders, (ii) an exercise of the warrant shares under or pursuant to the terms of the Warrant to Purchase Common Stock, dated as of April [_], 2020, issued by the Company to Nineteen77 Capital Solutions A LP, as amended, restated or otherwise modified from time to time in a manner not adverse to the Holders or (iii) the Warrants (as defined in the Securities Purchase Agreement), (E) dividends or distributions by a Subsidiary of the Company to the Company or a parent company of such Subsidiary that is a direct or indirect Wholly Owned Subsidiary of the Company); (F) repurchases or redemptions any class of Capital Stock pursuant to employee, director or consultant repurchase plans or other similar agreements approved by the Board of Directors; and (G) to the extent constituting a repurchase, redemption or distribution, conversion of the series C preferred shares of the Company held by Bechtel Oil, Gas and Chemicals, Inc. into shares of Common Stock.

“Permitted Transfers” means (A) dispositions of inventory sold, and Permitted Intellectual Property Licenses entered into, in each case, in the ordinary course of business, (B) dispositions of worn-out, obsolete or surplus property at fair market value in the ordinary course of business; (C) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (D) transfers consisting of Permitted Investments in Wholly Owned Subsidiaries under clause (H) of Permitted Investments; (E) other transfers of assets to any Person other than to a joint venture and which have a fair market value of not more than fifty thousand dollars ($50,000) in the aggregate in any fiscal year; (F) dispositions of shares of UK Oil & Gas PLC owned as of the date hereof by the Company or any of its Subsidiaries; (G) dispositions or other transfers among the Company and its Wholly Owned Subsidiaries; and (H) without duplication of the foregoing, (x) with respect to ProductionCo and its Subsidiaries, (i) any Dispositions (as defined in the ProductionCo Credit Agreement) by ProductionCo and its Subsidiaries permitted under Section 8.9 of the ProductionCo Credit Agreement or (ii) such other Dispositions by ProductionCo and its Subsidiaries, for fair market value consideration and conducted on arm’s length basis, as may be consented to or permitted in accordance with the ProductionCo Credit Agreement after the date hereof, and (y) without duplication of the preceding clause (x), with respect to the Company or any Subsidiary thereof, any dispositions permitted in or not prohibited by Section 6.07 of the Driftwood Credit Agreement.

“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Principal Amount” has the meaning set forth in the cover page of this Note; provided, however, that the Principal Amount of this Note will be subject to reduction (A) pursuant to Section 6, (B) by an amount equal to the sum of all Amortization Payments and Additional Amortization Payments made prior to date of determination of the Principal Amount of the Note then outstanding and (C) by optional prepayments pursuant to Section 4(D).

“ProductionCo” means Tellurian Production Holdings, LLC, a Delaware limited liability company.

“ProductionCo Credit Agreement” means that certain Credit Agreement, dated as of September 28, 2018, among ProductionCo, the lenders party thereto, Goldman Sachs Lending Partners LLC, as administrative agent, and J. Aron & Company LLC, as collateral agent, as such agreement, as amended, restated, supplemented or otherwise modified, prior to the date hereof.

“Reference Property” has the meaning set forth in Section 10(D)(iv).

“Reference Property Unit” has the meaning set forth in Section 10(D)(iv).

“Reported Outstanding Share Number” has the meaning set forth in Section 7(A).

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 6.

“Requisite Stockholder Approval” means the stockholder approval contemplated by Nasdaq Listing Standard Rule 5635(d) with respect to the issuance of shares of Common Stock pursuant to this Note and Warrant (as defined in the Securities Purchase Agreement) in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The Nasdaq Capital Market, such stockholder approval is no longer required for the Company to deliver shares of Common Stock to the Holder without limitation pursuant to Section 7(B).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of April [ · ], 2020, between the Company and High Trail Investments SA LLC providing for the issuance of this Note.

“Share Authorization Increase” has the meaning set forth in Section 10(D)(v).

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person; provided, however, that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such subsidiary will be deemed not to be a Significant Subsidiary unless such Subsidiary’s income (loss) from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year prior to the date of such determination exceeds two million dollars ($2,000,000).

“Subordinated Indebtedness” means Indebtedness subordinated to the Notes pursuant to a written agreement between the Holder and the applicable lender in amounts and on terms and conditions satisfactory to the Holder in its sole discretion.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Entity” has the meaning set forth in Section 9(A).

“Successor Person” has the meaning set forth in Section 10(D)(iv)(4).

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by the Company or in which the Company now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transaction Documents” has the meaning set forth in the Securities Purchase Agreement.

“Trustee” means Wilmington Trust, National Association in its capacity as trustee under the Indenture.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

“Withheld Shares” has the meaning set forth in Section 7(B).

SECTION 2. PERSONS DEEMED OWNERS.

The Holder of this Note will be treated as the sole owner of this Note for all purposes.

SECTION 3. REGISTERED FORM.

This Note, and any Note issued in exchange therefor or in substitution thereof, will be in registered form (within the meaning of Section 163 of the Code), without coupons. No interest shall accrue on any Note, except for Default Interest (if applicable).

SECTION 4. AMORTIZATION PAYMENTS; ADDITIONAL AMORTIZATION PAYMENTS; DEFAULTED AMOUNTS; OPTIONAL PREPAYMENTS.

(A)       Amortization Payments. The Company shall make payment of the Principal Amount (without any prepayment premium or penalty) equal to the then applicable Amortization Payment (or portion thereof, if applicable) on each Amortization Date. The full amount of the Note, as set forth on the face hereof (without taking into account any original issue discount), shall be repaid in accordance with the terms hereof on or prior to the Maturity Date.

(B)       Additional Amortization Payments.

(i)       On the June 1, 2020 Amortization Date, the aggregate amount of all proceeds received in respect of any Equity Issuance (other than any ATM Issuance) by the Company during the month immediately preceding such Amortization Date shall be paid in cash by the Company to the Holder as follows: (1) first, such amount shall be applied to the applicable Amortization Payment due on such Amortization Date; and (2) second, a minimum of twenty percent (20%) of any such amount remaining after applying Section 4(B)(i)(1) shall be used to repay the Notes on such Amortization Date.

(ii)       On each Amortization Date after June 1, 2020, the aggregate amount of all proceeds received in respect of any Equity Issuance (including any ATM Issuance) by the Company during the month immediately preceding such Amortization Date shall be paid in cash by the Company to the Holder as follows: (1) first, such amount in respect of any Equity Issuance shall be applied to the applicable Amortization Payment due on such Amortization Date, with the portion of such amount derived from any Equity Issuances other than an ATM Issuance being applied after the application of any portion of such amount derived from an ATM Issuance; (2) second, a minimum of twenty percent (20%) of any such amount in respect of any Equity Issuance (other than any ATM Issuance) remaining after applying Section 4(B)(ii)(1) shall be used to repay the Notes on such Amortization Date; and (3) third, a minimum of thirty-five percent (35%) of any remaining proceeds in respect of any ATM Issuance remaining after applying Section 4(B)(ii)(1) shall be used to repay the Notes on such Amortization Date.

(iii)       For purposes of this Note, any payment made to the Holder pursuant to Section 4(B)(i)(2), Section 4(B)(ii)(2) or Section 4(B)(ii)(3) shall be referred to as an “Additional Amortization Payment” and shall be applied to the then outstanding Principal Amount of the Note. Notwithstanding anything to the contrary herein, in no event shall the aggregate amount of Additional Amortization Payments exceed eight million dollars ($8,000,000).

(iv)       Concurrently with the payment of each Amortization Payment, the Company shall certify to Holder in writing (i) the amount of Equity Issuances made during the preceding month (including the dates thereof, the class or series and amount of securities issued, the consideration received therefore, and the extent to which such Equity Issuances constituted Company ATM Issuances) and (ii) the amount of proceeds received with respect to such Equity Issuances that was applied to each Amortization Payment and Additional Amortization Payment made for such month; provided, however, that, unless consented to by the Holder in writing, in the event that the extent of such Equity Issuances is such that the information required in such certification would constitute material non-public information regarding the Company, then the Company shall instead disclose such material non-public information in its next Annual Report on Form 10-K or Quarterly Report on Form 10-Q (whichever shall occur first) and shall concurrently with the filing thereof provide to Holder such a certification with respect to the Equity Issuances during the period covered by such report.

(C)       Defaulted Amounts. If an Event of Default occurs, then in each case, to the extent permitted by Applicable Law, interest (“Default Interest”) will accrue on the then outstanding Principal Amount at a rate per annum equal to fifteen percent (15.0%), from, and including, the date of such Event of Default to, but excluding, the date such Event of Default is cured or is no longer continuing, as applicable. Default Interest hereunder will be payable in arrears on each Amortization Date and will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(D)       Optional Prepayments. The Company shall have the right at any time and from time to time, upon ten (10) Business Days’ notice to the Holder and the Trustee, to irrevocably elect to prepay any or all of the Principal Amount (but if paying less than the full Principal Amount, such prepayment must be in integral multiples of $1,000,000) without premium or penalty. Notwithstanding the foregoing, any notice of prepayment delivered in connection with (x) any refinancing of any or all of the Notes with the proceeds of such refinancing or of any other incurrence of Indebtedness or (y) the consummation of another transaction, in each case, may be, if expressly so stated to be, contingent upon the consummation of such refinancing, incurrence or transaction and may be revoked by the Company in the event such refinancing, incurrence or transaction is not consummated. Any such prepayment shall be applied to the Amortization Payment(s) selected by the Company.

(E)       Tax Withholding. Notwithstanding anything to the contrary herein, the Company (and any person acting on behalf of any of the Company) shall have the right to deduct and withhold any taxes that it is required to deduct and withhold under applicable law from any payments to be made pursuant to this Note. To the extent that amounts are so withheld and paid by the Company (or any person acting on behalf of any of the Company) to the applicable governmental authority, such withheld amounts shall be treated for all purposes of the Notes as having been delivered and paid to the applicable Holder or any other recipient of payment in respect of which such deduction and withholding was made. The Company and the Holder shall reasonably cooperate in obtaining any available exemption or reduction of such withholding, including the provision by the Holder of Internal Revenue Service Form W-9 or applicable Internal Revenue Service Form W-8, with appropriate supporting documentation.

SECTION 5. METHOD OF PAYMENT; WHEN PAYMENT DATE IS NOT A BUSINESS DAY.

(A)       Method of Payment. The Company will pay all cash amounts due under this Note by wire transfer of immediately available funds to the account of Holder set forth in the Flow of Funds Letter (as defined in the Securities Purchase Agreement) (or, if such Holder provides the Company, at least five (5) Business Days before the date such amount is due, with written notice of an account or address of such Holder within the United States, as applicable, by check or wire transfer of immediately available funds to such account or address set forth in such written notice, as applicable).

(B)       Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on this Note as provided in this Note is not a Business Day, then, notwithstanding anything to the contrary in this Note, such payment may be made on the immediately following Business Day.

SECTION 6. REQUIRED REPURCHASE OF NOTE UPON A FUNDAMENTAL CHANGE.

(A)       Repurchase Upon Fundamental Change. Subject to the other terms of this Section 6, if a Fundamental Change occurs, then the Holder will have the right to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B)       Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Holder’s choosing that is no more than ten (10) Business Days after the later of (x) the date the Holder delivers to the Company its election to require the Company to repurchase this Note pursuant to Section 6(C); and (y) the effective date of such Fundamental Change.

(C)       Fundamental Change Notice. No later than the tenth (10th) Business Day before the occurrence of any Fundamental Change, the Company will send to the Holder (with a copy to the Trustee) a written notice (the “Fundamental Change Notice”) thereof, stating the expected date such Fundamental Change will occur. Following receipt of a Fundamental Change Notice, the Holder may elect, by written notice to the Company no later than the later of (i) ten (10) Trading Days after receipt of such Fundamental Change Notice and (ii) ten (10) Trading Days after the date of any amendment or other modification to the form or value of consideration receivable by holders of the Common Stock in connection with such Fundamental Change, to require the Company to repurchase this Note (or any portion of this Note in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(D)       Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for this Note (or any portion of this Note) to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the Fundamental Change Base Repurchase Price for such Fundamental Change plus any accrued and unpaid Default Interest on this Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change. If such Fundamental Change Repurchase Date is on an Amortization Date, then the Amortization Payment otherwise payable on such Amortization Date will be paid as part of the Fundamental Change Repurchase Price, in satisfaction of the Company’s obligation to pay such principal on such Amortization Date.

(E)       Effect of Repurchase. If this Note (or any portion of this Note) is to be repurchased upon a Repurchase Upon Fundamental Change, then, from and after the date the related Fundamental Change Repurchase Price is paid in full, this Note (or such portion) will cease to be outstanding.

SECTION 7. STOCK EXCHANGE LIMITATIONS.

(A)       Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of this Note, and any such payment or conversion shall be null and void and treated as if never made, to the extent that after giving effect to such Amortization Payment or conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such payment or conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable with respect to such Amortization Payment (or applicable portion thereof) or upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) payment or conversion of the remaining, unpaid or unconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 7(A). For purposes of this Section 7(A), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Note, in determining the number of outstanding shares of Common Stock the Company may issue upon conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent (as defined in the Securities Purchase Agreement) setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). For any reason at any time, (i) upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding and (ii) upon the written or oral request of the Company (which may be made once in connection with each delivery of a conversion notice), the Holder shall within one (1) Trading Day confirm in writing or by electronic mail to the Company the number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties (and in no event will the Company be liable for any damages under any Transaction Document resulting from its reliance on incorrect information in such confirmation from the Holder or, if such confirmation is not provided in a timely manner, its reasonable reliance on the best information then available regarding the beneficial ownership of the Holder and the other Attribution Parties). In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder pursuant to this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any Other Holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to issue shares of Common Stock to the Holder pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of the ability to issue shares of Common Stock hereunder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 7(A) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 7(A) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note. To the extent that (i) any shares of Common Stock were not issuable to the Holder due to such shares constituting Excess Shares and (ii) the Company has not otherwise paid or issued to the Holder the applicable portion of the Amortization Payment, Conversion Consideration or Event of Default Conversion Consideration applicable to such shares in accordance with this Note, if the Holder subsequently determines that the issuance of all or a portion of such shares would not cause the Holder’s and the other Attribution Parties’ aggregate beneficial ownership to exceed the Maximum Percentage, then the Holder may, by written notice to the Company, notify the Company as to what portion of such shares no longer constitute Excess Shares and the Company shall cause such shares to be delivered to the Holder on or before the second (2nd) Business Day following receipt of such notice.

(B)       Stock Exchange Limitation. Notwithstanding anything to the contrary in this Note, until the Requisite Stockholder Approval is obtained, in no event will the number of shares of Common Stock issuable pursuant to this Note, together with any shares of Common Stock issuable pursuant to the Warrant, exceed fifty-one million five hundred sixty-seven thousand and fifty (51,567,050) shares in the aggregate. If any one or more shares of Common Stock are not delivered as a result of the operation of the preceding sentence (such shares, the “Withheld Shares”), then, (1) the Company will pay to the Holder, in cash, an amount equal to the product of (x) the number of such Withheld Shares and (y) the Daily VWAP per share of Common Stock on such Conversion Date; and (2) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in settlement of a sale by the Holder of such Withheld Shares, the Company will reimburse the Holder for (x) any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection with such purchases and (y) the excess, if any, of (A) the aggregate purchase price of such purchases over (B) the product of (I) the number of such Withheld Shares purchased by the Holder; and (II) the Daily VWAP per share of Common Stock on such Conversion Date.

SECTION 8. AFFIRMATIVE AND NEGATIVE COVENANTS.

Until the Principal Amount and all other monetary obligations under the Notes are paid in full (other than any contingent indemnification obligations):

(A)       Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (i) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (ii)  expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(B)       Corporate Existence. Subject to Section 8(A), the Company will cause to preserve and keep in full force and effect:

(i)       its corporate existence in accordance with the organizational documents of the Company; and

(ii)       the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company need not preserve or keep in full force and effect any such license or franchise if the Board of Directors determines in good faith that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, reasonably expected to be materially adverse to the Holder.

(C)       Ranking. All payments due under this Note shall rank pari passu with all Other Notes and all other unsecured unsubordinated Indebtedness and shall rank senior to all Subordinated Indebtedness.

(D)       Incurrence of Indebtedness; Amendments to Indebtedness. The Company shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) prepay any Indebtedness for borrowed money except for (i) by the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (ii) Indebtedness under the ProductionCo Credit Agreement or the Driftwood Credit Agreement, (iii) a refinancing of the entire amount of such Indebtedness which does not impose materially more burdensome terms upon the Company or its Subsidiaries than exist in such Indebtedness prior to such refinancing, but without any final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation or put right at the option of the lender or holder of such Indebtedness that is prior to ninety-one (91) days following the Maturity Date; or (c) amend or modify any documents or notes evidencing any Permitted Indebtedness in any manner which shortens the maturity date to a date prior to ninety-one (91) days following the Maturity Date or any amortization payment, sinking fund, mandatory redemption, other repurchase obligation or put right at the option of the lender or holder of such Indebtedness or any interest payment date thereof to a date prior to (91) days following the Maturity Date or otherwise imposes materially more burdensome terms, taken as a whole, upon the Company or its Subsidiaries than exist in such Indebtedness prior to such amendment or modification without the prior written consent of Holder.

(E)       Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

(F)       Investments. The Company shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

(G)       Distributions. The Company shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of Capital Stock, except for Permitted Restricted Payments, or (b) declare or pay any cash dividend or make a cash distribution on any class of Capital Stock, except for Permitted Restricted Payments or (c) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of fifty thousand dollars ($50,000) in the aggregate.

(H)       Transfers. Except for Permitted Transfers, Permitted Investments and Permitted Restricted Payments, the Company shall not, and shall not allow any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

(I)       Taxes. The Company and its Subsidiaries shall pay when due all material taxes, fees or other similar governmental charges (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom. The Company and its Subsidiaries shall file on or before the due date therefor all material personal property tax returns. Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes, fees or other similar governmental charges for which they maintain adequate reserves therefor in accordance with GAAP.

(J)       Minimum Cash Balance. The Company shall cause, as of the last day of each calendar month, the aggregate amount of, in each case subject to the proviso below, unrestricted, unencumbered Cash in one or more deposit accounts held solely in the Company’s name located in the United States to equal an amount equal to the greater of (i) forty percent (40%) of the then outstanding Principal Amount of this Note, (ii) eighteen million dollars ($18,000,000) and (iii) the minimum aggregate amount of Cash required to be reserved by the Company or its Subsidiaries pursuant to any Indebtedness (other than the Notes) plus six million dollars ($6,000,000); provided, that up to twelve million dollars ($12,000,000) in the aggregate of Cash held in accounts of the Company or its Subsidiaries with respect to which a lien has been granted and a control agreement is in place for the benefit of lenders pursuant to the Driftwood Credit Agreement shall be included in the calculation of Cash that satisfies the requirements of clauses (i) and (ii) of this Section 8(J), and the Company shall certify compliance with this Section 8(J) with respect to each month to the Holder in writing as of the first Business Day of the next succeeding calendar month.

(K)       Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by the Company and each of its Subsidiaries on the Issue Date or any business substantially related or incidental thereto.

(L)       Maintenance of Properties, Etc. The Company shall maintain and preserve all of its properties which are necessary or useful (as determined by the Company in good faith) in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except as could not reasonably be expected to cause a material adverse effect.

(M)       Maintenance of Intellectual Property. The Company will take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Securities Purchase Agreement) of the Company that are necessary or material (as determined by the Company in good faith) to the conduct of its business in full force and effect.

(N)       Maintenance of Insurance. The Company shall maintain insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(O)       Transactions with Affiliates. Except for Permitted Restricted Payments, Permitted Investments and transactions with Wholly Owned Subsidiaries, the Company shall not enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except transactions for fair consideration and on terms no less favorable, taken as a whole, to it than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(P)       Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the holders of a majority in aggregate principal amount of the Notes then outstanding, (i) issue any Notes (other than as contemplated by the Securities Purchase Agreement and the Notes) or (ii) issue any other securities or incur any Indebtedness that would cause a breach or Default under the Notes or that by its terms would prohibit or restrict the performance of any of the Company’s obligations under the Notes, including without limitation, the payment of interest and principal thereon.

(Q)       [Reserved].

(R)       Material Non-Public Information. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9:00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company or any of its Subsidiaries. Nothing contained in this Section 8(R) shall limit any obligations of the Company, or any rights of the Holder, under the Securities Purchase Agreement.

(S)       No Fiduciary Duty. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

SECTION 9.     SUCCESSORS.

The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person, other than the Holder or any of its Affiliates (a “Business Combination Event”), unless:

(A)       the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is an entity (the “Successor Entity”) duly organized and existing under the laws of its jurisdiction of organization that expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, a supplement to this instrument) all of the Company’s obligations under this Note; and

(B)       immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

At the effective time of any Business Combination Event, the Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Entity had been named as the Company in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note.

SECTION 10.   DEFAULTS AND REMEDIES

(A)       Events of Default. “Event of Default” means the occurrence of any of the following:

(i)       a default in the payment or issuance when due of any Principal Amount of this Note, Fundamental Change Repurchase Price, Amortization Payment, Conversion Consideration, Additional Amortization Payment or payment of Default Interest;

(ii)       a default in the Company’s obligation to deliver a Fundamental Change Notice pursuant to Section 6(C), and such default continues for three (3) Business Days;

(iii)       a materially false or inaccurate certification (including a false or inaccurate deemed certification) by the Company as to whether any Event of Default has occurred;

(iv)       a breach or default in any of the Company’s obligations or agreements under this Note or the Transaction Documents (in each case, other than a default set forth in clause (i) or (ix) of this Section 10(A)), or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) of the Transaction Documents; provided, however, that if such default or breach can be cured, then such default or breach will not be an Event of Default unless the Company has failed to cure such default within five (5) days after its occurrence;

(v)       any provision of any Transaction Document at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its Subsidiaries, or a proceeding is commenced by the Company or any of its Subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;

(vi)       [Reserved];

(vii)       at any time, any shares of Common Stock issuable pursuant to this Note are not Freely Tradable (other than pursuant to Clause (c) thereof);

(viii)     the Company fails to use commercially reasonable efforts to obtain the Requisite Stockholder Approval on or prior to June 30, 2020;

(ix)       the Company fails to comply with Section 8(J) of this Note or Section 4(w) of the Securities Purchase Agreement;

(x)        the suspension from trading or failure of the Common Stock to be trading or listed on an Eligible Exchange for a period of three (3) consecutive Trading Days;

(xi)       [Reserved];

(xii)       a default by the Company with respect to any other Indebtedness of at least one million dollars ($1,000,000) or any of its Subsidiaries with respect to any Indebtedness of at least one million dollars ($1,000,000) (in each case, or its foreign currency equivalent and other than any lease that would have been characterized as an operating lease under GAAP as in effect on December 31, 2018 (whether such lease was entered into before or after such date)), in each case, which results in such amount of Indebtedness becoming due prior to its scheduled maturity, unless such default has been waived or cured;

(xiii)      one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment by the Company of at least one million dollars ($1,000,000) or any of its Subsidiaries of at least one million dollars ($1,000,000) (in each case, or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or any of its Subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of ten (10) consecutive Trading Days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(xiv)       (A) the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the Commission in the manner and within the time periods required by the Exchange Act (giving effect to any applicable grace periods or extensions) or (B) the Company withdraws or restates any financial statements included in such quarterly report or annual report previously filed with the Commission;

(xv)       the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1)       commences a voluntary case or proceeding;

(2)       consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3)       consents to the appointment of a custodian of it or for any substantial part of its property;

(4)       makes a general assignment for the benefit of its creditors;

(5)       takes any comparable action under any foreign Bankruptcy Law; or

(6)       generally is not paying its debts as they become due; or

(xvi)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1)       is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2)       appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3)       orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4)       grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 10(A)(xvi), such order or decree remains unstayed and in effect for at least thirty (30) days.

(B)       Acceleration.

(i)       Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 10(A)(xv) or (xvi) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the then outstanding portion of the Principal Amount of, and all accrued and unpaid Default Interest on, this Note will immediately become due and payable without any further action or notice by any Person.

(ii)       Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 10(A)(xv) or (xvi) with respect to the Company and not solely with respect to a Subsidiary of the Company) occurs and is continuing, then Holders of a majority in aggregate of principal amount of the Notes, by notice to the Company (with a copy to the Trustee), may declare this Note to become due and payable immediately for Cash in an amount equal to the Event of Default Acceleration Amount plus all accrued and unpaid Default Interest on this Note.

(C)       Notice of Events of Default. Promptly, but in no event later than two (2) Business Days after an Event of Default, the Company will provide written notice of such Event of Default (an “Event of Default Notice”) to the Holder and to the Trustee, which Event of Default Notice shall include (i) a reasonable description of the applicable Event of Default, (ii) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (iii) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Event of Default Notice, the date of such cure.

(D)       Conversion Upon Event of Default.

(i)       If (x) an Event of Default occurs and, (y) on any Business Day during the period beginning on, and including, the date such Event of Default occurs and ending on the later of (A) the twentieth (20th) Trading Day after the Holder’s receipt of an Event of Default Notice and (B) the fifth (5th) Trading Date after the Holder has received notice that such Event of Default has been cured, the Holder delivers a notice (the “Event of Default Conversion Trigger Notice”) to the Company stating that it has elected the provisions of this Section 10(D) to apply to this Note (or any portion of this Note) during the related Event of Default Conversion Period; then the Holder may convert this Note, in whole or in part, during an Event of Default Conversion Period. For purposes of this Section 10(D), “Event of Default Conversion Period” means the period from, and including, the fifth (5th) Business Day after the date such Event of Default Conversion Trigger Notice is delivered and ending on the date such Event of Default is waived (if at all) by the Holder; provided, however, that if the Company pays the Holder cash in an amount equal to the Event of Default Acceleration Amount plus all accrued and unpaid Default Interest on this Note, then (for the avoidance of doubt, regardless of whether a notice has been delivered by the Holder pursuant to Section 10(B)(ii)) the Event of Default Conversion Period will instead end on the date of such payment (and, for the avoidance of doubt, if such payment is made before the fifth (5th) Business Day after the date such Event of Default Conversion Trigger Notice is delivered, then the Event of Default Conversion Period will not begin). Upon payment of such Event of Default Acceleration Amount in full, this Note will cease to be outstanding and notice thereof shall be provided to the Trustee.

(ii)       Conversion Procedures.

(1)       To convert this Note, the Holder must complete, manually sign and deliver to the Company the conversion notice attached to this Note or a facsimile or portable document format (.pdf) version of such conversion notice (at which time such conversion will become irrevocable). For the avoidance of doubt, the conversion notice may be delivered by e-mail in accordance with Section 13. If the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock forming part of the Conversion Consideration of the conversion of this Note, the Holder, by notice to the Company, may rescind all or any portion of the corresponding conversion notice at any time until such Defaulted Shares are delivered.

(2)       The person in whose name any shares of Common Stock is issuable upon conversion of this Note will be deemed to become the holder of record of such shares as of the Close of Business on the Conversion Date for such conversion, conferring, as of such time, upon such person, without limitation, all voting and other rights appurtenant to such shares.

(3)       If the Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be issued in a name other than that of such Holder, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Company may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(4)       To the extent the amount of shares issuable pursuant to this Section 10(D) is reduced as a result of clause (A) of the definition of Event of Default Conversion Price, then concurrently with the issuance of such shares, the Company shall also pay to the Holder an amount, in cash, equal to the product of (i) the number of shares by which such amount was reduced as a result of such clause (A), multiplied by (ii) the Event of Default Conversion Price.

(iii)       Settlement Upon Conversion.

(1)       The consideration (the “Conversion Consideration”) due in respect of each $1,000 Principal Amount of this Note to be converted will consist of (1) a number of shares of Common Stock equal to the Event of Default Conversion Rate in effect on the Conversion Date for such conversion and (2) cash in an amount equal to the aggregate accrued and unpaid Default Interest on this Note to, but excluding, the Conversion Settlement Date for such conversion.

(2)       The total number of shares of Common Stock due in respect of any conversion of this Note will be determined on the basis of the total Principal Amount of this Note to be converted with the same Conversion Date; provided, however, that if such number of shares of Common Stock is not a whole number, then such number will be rounded up to the nearest whole number.

(3)       The Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of this Note to the Holder on or before the second (2nd) Business Day (or, if earlier, the standard settlement period for the primary Eligible Exchange on which the Common Stock is traded) immediately after the Conversion Date for such conversion (the “Conversion Settlement Date”).

(4)       If this Note is converted, then, from and after the date the Conversion Consideration therefor is issued or delivered in settlement of such conversion, this Note (or the applicable portion thereof) will cease to be outstanding and notice thereof shall be delivered to the Trustee.

(5)       If (x) the Company fails to deliver, by the related Conversion Settlement Date, any shares of Common Stock (the “Defaulted Shares”) forming part of the Conversion Consideration of the conversion of this Note and (y) the Holder (whether directly or indirectly, including by any broker acting on the Holder’s behalf or acting with respect to such Defaulted Shares) purchases any shares of Common Stock (whether in the open market or otherwise) to cover any such Defaulted Shares (whether to satisfy any settlement obligations with respect thereto of the Holder or otherwise), then, without limiting the Holder’s right to pursue any other remedy available to it (whether hereunder, under applicable law or otherwise), the Holder will have the right, exercisable by notice to the Company, to cause the Company to either: (I) pay, on or before the second (2nd) Business Day after the date such notice is delivered, cash to the Holder in an amount equal to the aggregate purchase price (including any brokerage commissions and other out-of-pocket costs) incurred to purchase such shares (such aggregate purchase price, the “Covering Price”); or (II) promptly deliver, to the Holder, such Defaulted Shares in accordance with this Note, together with cash in an amount equal to the excess, if any, of the Covering Price over the product of (X) the number of such Defaulted Shares; and (Y) the Daily VWAP per share of Common Stock on the Conversion Date relating to such conversion.

(iv)       If there occurs any (A) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities); (B) consolidation, merger, combination or binding or statutory share exchange involving the Company; (C) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (D) other similar event, and, in each case, as a result of such occurrence, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities or other property (including cash or any combination of the foregoing) (such an event, a “Common Stock Change Event,” and such other securities or other property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue fractional shares of securities or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Note:

(1)       at the effective time of such Common Stock Change Event, (1) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10(D) (or in any related definitions) were instead a reference to the same number of Reference Property Units; (y) for purposes of this Section 10(D), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (z) for purposes of the definition of “Fundamental Change,” the term “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property.

(2)       For these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

(3)       If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holder of such weighted average as soon as practicable after such determination is made.

(4)       At or before the effective date of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such instruments or agreements that (x) provides for subsequent conversions of this Note in the manner set forth in this Section 10(D); and (y) contains such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holder and to give effect to the provisions of this Section 10(D). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such instruments or agreements and such instruments or agreements will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holder.

(5)       As soon as practicable after learning the anticipated or actual effective date of any Common Stock Change Event, the Company will provide written notice to the Holder of such Common Stock Change Event, including a brief description of such Common Stock Change Event, its anticipated effective date and a brief description of the anticipated change in the conversion right of this Note.

(6)       The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(D).

(v)       Subject to the following sentence, at all times when this Note is outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock for issuance upon conversion of the Note equal to the greater of (A) eighty-five million (85,000,000) shares multiplied by a fraction, the numerator of which shall be the dollar amount of then outstanding Principal Amount and the denominator of which shall be fifty-six million (56,000,000) and (B) two hundred percent (200%) of the then outstanding Principal Amount divided by the Daily VWAP. Notwithstanding anything herein to the contrary, (X) until the Company shall have received stockholder approval with respect to an increase in its number of authorized shares of at least one hundred million (100,000,000) shares (the “Share Authorization Increase”), the Company shall only be required to reserve, out of its authorized but unissued and unreserved shares of Common Stock, fifty-one million five hundred sixty-seven thousand and fifty (51,567,050) shares of Common Stock; provided, however, that the Company shall use commercially reasonable efforts to obtain the Share Authorization Increase at its next scheduled shareholder meeting, but it no event later than June 30, 2020, and if such approval is not then obtained, as promptly as practicable thereafter, with the Company holding stockholder votes to obtain such approval no less frequently than once per calendar quarter until such approval is obtained and (Y) the Company shall never be required to reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock for issuance upon conversion of the Note in excess of one hundred percent (100%) of the then outstanding Principal Amount divided by the Floor Price.

(vi)       Each share of Common Stock delivered pursuant to this Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any other Lien or adverse claim (except to the extent of any Lien or adverse claim created by the action or inaction of the Holder or the Person to whom such share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each share of Common Stock issued pursuant to this Note, when delivered, to be admitted for listing on such exchange or quotation on such system if required under the rules of such exchange or quotation system. Any shares of Common Stock issued pursuant to this Note will be issued in the form of book-entries at the facilities of DTC, identified therein by an “unrestricted” CUSIP number.

SECTION 11.   RANKING.

The Indebtedness represented by this Note will constitute the senior unsecured obligations of the Company.

SECTION 12.   REPLACEMENT NOTES.

If the Holder of this Note claims that this Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver a replacement Note upon surrender to the Company of such mutilated Note, or upon delivery to the Company of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company may require the Holder to provide such security or an indemnity that is reasonably satisfactory to the Company to protect the Company from any loss that it may suffer if this Note is replaced.

SECTION 13.   NOTICES.

Any notice or communication to the Company will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission (including e-mail) or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

Tellurian Inc.

1201 Louisiana Street, Suite 3100

Houston, TX 77002

Attention: Graham A. McArthur, Treasurer

Email: legal.notices@tellurianinc.com; treasury@tellurianinc.com

The Company, by notice to the Holder, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to the Holder will be by email to its email address, which initially are as set forth in the Securities Purchase Agreement. The Holder, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

If a notice or communication is mailed in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

SECTION 14.   INTERPRETATION.

For purposes of this Note, (a) the words “include,” “includes,” and “including” are deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Note; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein shall be construed with, and as an integral part of, this Note to the same extent as if they were set forth verbatim herein.

SECTION 15.   SUCCESSORS AND ASSIGNS.

All agreements of in this Note will bind and insure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Holder may not assign or otherwise transfer any of their rights or obligations hereunder to a Disqualified Institution, unless an Event of Default has occurred and is continuing and (ii) the Holder may only assign or otherwise transfer the portions of the Principal Amount of this Note in principal increments of one million dollars ($1,000,000).

SECTION 16.   SEVERABILITY.

If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

SECTION 17.   HEADINGS, ETC.

The headings of the Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note.

SECTION 18.   AMENDMENTS

Other than as set forth in Section 7.01 of the Indenture, this Note may not be amended or modified unless in writing by the Company and the Holders of a majority of the outstanding Principal Amount, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. No consideration (other than reimbursement of legal fees) shall be offered or paid to any Holder to amend or consent to a waiver or modification of any provision of any of this Note unless the same consideration also is offered to all Holders.  From the date hereof and while any Notes are outstanding, the Company shall not be permitted to receive any consideration from a Holder that is not otherwise contemplated by this Note in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Holder in a manner that is more favorable than to other similarly situated Holders, or (ii) to treat any Holder(s) in a manner that is less favorable than the Holder that is paying such consideration; provided, however, that the determination of whether a Holder has been treated more or less favorably than another Holder shall disregard any securities of the Company purchased or sold by any Holder.

SECTION 19.   GOVERNING LAW; WAIVER OF JURY TRIAL.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS NOTE. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

SECTION 20.   SUBMISSION TO JURISDICTION.

The Company and each Holder (A) agree that any suit, action or proceeding against it arising out of or relating to this Note may be instituted in any U.S. federal court with applicable subject matter jurisdiction sitting in The City of New York; (B) waive, to the fullest extent permitted by Applicable Law, (i) any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and (ii) any claim that it may now or hereafter have that any such suit, action or proceeding in such a court has been brought in an inconvenient forum; and (C) submit to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding.

SECTION 21.   INTEGRATION; EFFECTIVENESS.

This Note constitutes the entire contract between the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

SECTION 22.   ELECTRONIC EXECUTION.

The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 23.   ENFORCEMENT FEES.

The Company agrees to pay all costs and expenses of the Holder incurred as a result of enforcement of this Note and the collection of any amounts owed to the Holder hereunder (whether in cash, Common Stock or otherwise), including, without limitation, reasonable attorneys’ fees and expenses.

SECTION 24.   TERMINATION.

Upon repayment in full of the Principal Amount and all other monetary obligations under the Notes (other than any contingent indemnification obligations), whether in cash or in Common Stock pursuant to Section 10(D), this Note shall terminate. Upon its termination, the Holder shall deliver this Note to the Company for cancellation.

* * *

CONVERSION NOTICE

TELLURIAN INC.

Senior Unsecured Note due 2021

Subject to the terms of this Note, by executing and delivering this Conversion Notice, the undersigned Holder of this Note directs the Company to convert the following Principal Amount of this Note: $                        ,000 in accordance with the following details.

Shares of Common Stock to be delivered:

Accrued Default Interest amount:

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

Date:
(Legal Name of Holder)

By:
Name:
Title: